Exhibit 4.3B

FOURTH SUPPLEMENTAL INDENTURE
(Senior Notes due 2024)

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) is dated effective as of March 2, 2015, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Issuer”), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), each of the companies listed on Schedule II hereto (collectively, the “New Subsidiaries”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of March 11, 2014 (as supplemented by that First Supplemental Indenture, dated as of June 27, 2014, that Second Supplemental Indenture, dated as of November 25, 2014 and that Third Supplemental Indenture dated January 23, 2015 the “Indenture”), providing for the issuance of the Issuer’s 4.950% Senior Notes due 2024 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture authorizes the Issuer, the Subsidiary Guarantors and the Trustee, together, to amend or supplement the Indenture, without notice to or consent of any Holder of the Notes, for the purpose of making any change that would not materially adversely affect the rights of any Holder of the Notes;

WHEREAS, pursuant to Section 4.14 and/or 5.01(b) of the Indenture, the New Subsidiaries are required to become Subsidiary Guarantors;

WHEREAS, in Section 1.01 of the Indenture, the term “Subsidiary Guarantors” is defined to include all Persons that become a Subsidiary Guarantor by the terms of the Indenture after the Closing Date; and

WHEREAS, Section 10.01 of the Indenture provides that each Subsidiary Guarantor shall be a guarantor of the Issuer’s obligations under the Notes, subject to the terms and conditions described in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors, the New Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
AMENDMENT TO GUARANTEE. The New Subsidiaries hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, and to be bound by, and to receive the benefit of, all other applicable provisions of the Indenture as Subsidiary Guarantors. Such guarantee shall be evidenced by the New Subsidiaries’ execution of Subsidiary Guarantees, the form of which is attached as Exhibit E to the Indenture, and shall be effective as of the effective date hereof.

3.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, member or manager of the New Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, any Guarantees, the Indenture or this Fourteenth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting and holding a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

4.	NEW YORK LAW TO GOVERN. The laws of the State of New York shall govern and be used to construe this Fourth Supplemental Indenture.

5.	COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

6.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Subsidiary Guarantors and the New Subsidiaries.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the effective date first above written.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ Robert O. Stephenson
Name:	Robert O. Stephenson
Title:	Chief Financial Officer and Treasurer

Each of the following Subsidiary Guarantors:

BALA CYNWYD REAL ESTATE, LP OHI ASSET (PA) WEST MIFFLIN, LP

By:	OHI Asset (PA) West Mifflin, LP, as general partner

By:	/s/ Robert O. Stephenson
Name:	Robert O. Stephenson
Title:	Chief Financial Officer and Treasurer

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

By:	Omega Healthcare Investors, Inc., as general partner

By:	/s/ Robert O. Stephenson
Name:	Robert O. Stephenson
Title:	Chief Financial Officer and Treasurer

[Signatures continued on the following page]

On behalf of each the other Subsidiary Guarantors, its sole member, managing member, general partner or trustee, named on the attached Schedule I

By:	/s/ Robert O. Stephenson
Name:	Robert O. Stephenson
Title:	Chief Financial Officer and Treasurer

On behalf of each of the New Subsidiaries, its sole member, named on the attached Schedule II

By:	/s/ Robert O. Stephenson
Name:	Robert O. Stephenson
Title:	Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Ferrell
Name:	David Ferrell
Title:	Vice President

Dated:	March 2, 2015

 Exhibit 4.3B

Schedule I

SUBSIDIARY GUARANTORS

Encanto Senior Care, LLC
13922 Cerise Avenue, LLC
245 East Wilshire Avenue, LLC
3806 Clayton Road, LLC
523 Hayes Lane, LLC
637 East Romie Lane, LLC
2425 Teller Avenue, LLC
Bayside Colorado Healthcare Associates, LLC
OHI (Connecticut), Inc.
Bayside Street II, Inc.
Carnegie Gardens LLC
CFG 2115 Woodstock Place LLC
CSE Albany LLC
CSE Amarillo LLC
CSE Arden L.P.
CSE Augusta LLC
CSE Bedford LLC
CSE Blountville LLC
CSE Bolivar LLC
CSE Cambridge LLC
CSE Cambridge Realty LLC
CSE Camden LLC
CSE Canton LLC
CSE Casablanca Holdings II LLC
CSE Casablanca Holdings LLC
CSE Cedar Rapids LLC
CSE Centennial Village
CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC
CSE Corpus North LLC
CSE Denver Iliff LLC
CSE Denver LLC
CSE Douglas LLC
CSE Elkton LLC
CSE Elkton Realty LLC
CSE Fairhaven LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC

Schedule I Page 1

CSE Huntingdon LLC
CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jacinto City LLC
CSE Jefferson City LLC
CSE Jeffersonville-Hillcrest Center LLC
CSE Jeffersonville-Jennings House LLC
CSE Kerrville LLC
CSE King L.P.
CSE Kingsport LLC
CSE Knightdale L.P.
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lenoir L.P.
CSE Lexington Park LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Lowell LLC
CSE Marianna Holdings LLC
CSE Memphis LLC
CSE Mobile LLC
CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Pennsylvania Holdings
CSE Piggott LLC
CSE Pilot Point LLC
CSE Pine View LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Ripley LLC
CSE Ripon LLC
CSE Safford LLC
CSE Salina LLC
CSE Seminole LLC
CSE Shawnee LLC

Schedule I Page 2

CSE Spring Branch LLC
CSE Stillwater LLC
CSE Taylorsville LLC
CSE Texarkana LLC
CSE Texas City LLC
CSE The Village LLC
CSE Upland LLC
CSE Walnut Cove L.P.
CSE West Point LLC
CSE Whitehouse LLC
CSE Williamsport LLC
CSE Winter Haven LLC
CSE Woodfin L.P.
CSE Yorktown LLC
Desert Lane LLC
Greenbough, LLC
LAD I Real Estate Company, LLC
North Las Vegas LLC
NRS Ventures, L.L.C.
OHI Asset (AR) Ash Flat, LLC
OHI Asset (AR) Camden, LLC
OHI Asset (AR) Conway, LLC
OHI Asset (AR) Des Arc, LLC
OHI Asset (AR) Hot Springs, LLC
OHI Asset (AR) Malvern, LLC
OHI Asset (AR) Mena, LLC
OHI Asset (AR) Pocahontas, LLC
OHI Asset (AR) Sheridan, LLC
OHI Asset (AR) Walnut Ridge, LLC
OHI Asset (AZ) Austin House, LLC
OHI Asset (CA), LLC
OHI Asset (CO), LLC
OHI Asset (CT) Lender, LLC
OHI Asset (FL) Lake Placid, LLC
OHI Asset (FL) Lender, LLC
OHI Asset (FL), LLC
OHI Asset (GA) Moultrie, LLC
OHI Asset (GA) Snellville, LLC
OHI Asset (ID) Holly, LLC
OHI Asset (ID) Midland, LLC
OHI Asset (ID), LLC
OHI Asset (IL), LLC
OHI Asset (IN) American Village, LLC
OHI Asset (IN) Anderson, LLC
OHI Asset (IN) Beech Grove, LLC
OHI Asset (IN) Clarksville, LLC

Schedule I Page 3

OHI Asset (IN) Clinton, LLC
OHI Asset (IN) Connersville, LLC
OHI Asset (IN) Crown Point, LLC
OHI Asset (IN) Eagle Valley, LLC
OHI Asset (IN) Elkhart, LLC
OHI Asset (IN) Forest Creek, LLC
OHI Asset (IN) Fort Wayne, LLC
OHI Asset (IN) Franklin, LLC
OHI Asset (IN) Greensburg, LLC
OHI Asset (IN) Indianapolis, LLC
OHI Asset (IN) Jasper, LLC
OHI Asset (IN) Kokomo, LLC
OHI Asset (IN) Lafayette, LLC
OHI Asset (IN) Madison, LLC
OHI Asset (IN) Monticello, LLC
OHI Asset (IN) Noblesville, LLC
OHI Asset (IN) Rosewalk, LLC
OHI Asset (IN) Salem, LLC
OHI Asset (IN) Seymour, LLC
OHI Asset (IN) Spring Mill, LLC
OHI Asset (IN) Terre Haute, LLC
OHI Asset (IN) Wabash, LLC
OHI Asset (IN) Westfield, LLC
OHI Asset (IN) Zionsville, LLC
OHI Asset (LA), LLC
OHI Asset (MD), LLC
OHI Asset (MI) Heather Hills, LLC
OHI Asset (MI), LLC
OHI Asset (MO), LLC
OHI Asset (MS) Byhalia, LLC
OHI Asset (MS) Cleveland, LLC
OHI Asset (MS) Clinton, LLC
OHI Asset (MS) Columbia, LLC
OHI Asset (MS) Corinth, LLC
OHI Asset (MS) Greenwood, LLC
OHI Asset (MS) Grenada, LLC
OHI Asset (MS) Holly Springs, LLC
OHI Asset (MS) Indianola, LLC
OHI Asset (MS) Natchez, LLC
OHI Asset (MS) Picayune, LLC
OHI Asset (MS) Vicksburg, LLC
OHI Asset (MS) Yazoo City, LLC
OHI Asset (NC) Wadesboro, LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH), LLC
OHI Asset (OR) Portland, LLC

Schedule I Page 4

OHI Asset (PA), LLC
OHI Asset (SC) Aiken, LLC
OHI Asset (SC) Anderson, LLC
OHI Asset (SC) Easley Anne, LLC
OHI Asset (SC) Easley Crestview, LLC
OHI Asset (SC) Edgefield, LLC
OHI Asset (SC) Greenville Griffith, LLC
OHI Asset (SC) Greenville Laurens, LLC
OHI Asset (SC) Greenville North, LLC
OHI Asset (SC) Greer, LLC
OHI Asset (SC) Marietta, LLC
OHI Asset (SC) McCormick, LLC
OHI Asset (SC) Pickens East Cedar, LLC
OHI Asset (SC) Pickens Rosemond, LLC
OHI Asset (SC) Piedmont, LLC
OHI Asset (SC) Simpsonville SE Main, LLC
OHI Asset (SC) Simpsonville West Broad, LLC
OHI Asset (SC) Simpsonville West Curtis, LLC
OHI Asset (TN) Bartlett, LLC
OHI Asset (TN) Collierville, LLC
OHI Asset (TN) Memphis, LLC
OHI Asset (TX) Anderson, LLC
OHI Asset (TX) Bryan, LLC
OHI Asset (TX) Burleson, LLC
OHI Asset (TX) College Station, LLC
OHI Asset (TX) Comfort, LLC
OHI Asset (TX) Diboll, LLC
OHI Asset (TX) Granbury, LLC
OHI Asset (TX) Hondo, LLC
OHI Asset (TX) Italy, LLC
OHI Asset (TX) Winnsboro, LLC
OHI Asset (TX), LLC
OHI Asset (UT) Ogden, LLC
OHI Asset (UT) Provo, LLC
OHI Asset (UT) Roy, LLC
OHI Asset (VA) Charlottesville, LLC
OHI Asset (VA) Farmville, LLC
OHI Asset (VA) Hillsville, LLC
OHI Asset (VA) Rocky Mount, LLC
OHI Asset (WA) Battle Ground, LLC
OHI Asset CSB LLC
OHI Asset CSE – E, LLC
OHI Asset CSE – U, LLC
OHI Asset HUD CFG, LLC
OHI Asset HUD Delta, LLC
OHI Asset HUD SF CA, LLC

Schedule I Page 5

OHI Asset HUD SF, LLC
OHI Asset HUD WO, LLC
OHI Asset II (CA), LLC
OHI Asset II (FL), LLC
OHI Asset RO PMM Services, LLC
OHI Asset RO, LLC
OHI Asset, LLC
Panama City Nursing Center LLC
Skyler Maitland LLC
Suwanee, LLC
Florida Real Estate Company, LLC
Pensacola Real Estate Holdings I, Inc.
Pensacola Real Estate Holdings II, Inc.
Pensacola Real Estate Holdings III, Inc.
Pensacola Real Estate Holdings IV, Inc.
Pensacola Real Estate Holdings V, Inc.
Skyler Pensacola, Inc.
OHI (Illinois), Inc.
OHI (Indiana), LLC
OHI (Iowa), Inc.
Sterling Acquisition, LLC
48 High Point Road, LLC
Arizona Lessor - Infinia, LLC
Bayside Street, Inc.
Colorado Lessor - Conifer, LLC
Delta Investors I, LLC
Delta Investors II, LLC
Florida Lessor – Meadowview, LLC
Georgia Lessor - Bonterra/Parkview, LLC
Indiana Lessor – Wellington Manor, LLC
OHI Asset (PA) Trust
OHI Asset II (PA) Trust
OHI Asset III (PA) Trust
OHI Asset IV (PA) Silver Lake Trust
OHI Tennessee, Inc.
Omega TRS I, Inc.
Texas Lessor – Stonegate GP, LLC
Texas Lessor – Stonegate, Limited, LLC
Texas Lessor – Stonegate, LP
Washington Lessor – Silverdale, LLC
OHIMA, Inc.
1200 Ely Street Holdings Co. LLC
42235 County Road Holdings Co. LLC
Dixie White House Nursing Home, Inc.
Ocean Springs Nursing Home, Inc.
Skyler Boyington, Inc.

Schedule I Page 6

Skyler Florida, Inc.
Canton Health Care Land, Inc.
Colonial Gardens, LLC
Dixon Health Care Center, Inc.
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Meridian Arms Land, Inc.
Orange Village Care Center, Inc.
St. Mary’s Properties, Inc.
The Suburban Pavilion, Inc.
Wilcare, LLC
Pavillion North, LLP
OHI Asset (GA) Macon, LLC
OHI Asset (SC) Greenville, LLC
OHI Asset (SC) Orangeburg, LLC
OHI Asset (WV) Danville, LLC
OHI Asset (WV) Ivydale, LLC
OHI Mezz Lender, LLC
11900 East Artesia Boulevard, LLC
2400 Parkside Drive, LLC
Golden Hill Real Estate Company, LLC
1628 B Street, LLC
PV Realty–Willow Tree, LLC
Bala Cynwyd Real Estate, LP
Hot Springs Atrium Owner, LLC
Hot Springs Cottages Owner, LLC
Hot Springs Marina Owner, LLC
OHI Asset (OR) Troutdale, LLC
OHI Asset (PA) GP, LLC
OHI Asset (PA) West Mifflin, LP
OHI Asset (TN) Jefferson City, LLC
OHI Asset CHG ALF, LLC
OHI Asset Management, LLC
OHI Healthcare Properties Holdco, Inc.
OHI Healthcare Properties Limited Partnership

Schedule I Page 7

Schedule II

NEW SUBSIDIARIES

OHI (Illinois) Holding, LLC OHI Asset (TN) Rogersville, LLC OHI Asset CSE–E Subsidiary, LLC OHI Asset CSE–U Subsidiary, LLC Pavillion North Partners, LLC Pavillion Nursing Center North, LLC